EXHIBIT 2

VOTING AGREEMENT

VOTING AGREEMENT, DATED AS OF DECEMBER 30, 2014 (THIS "AGREEMENT"), BY AND AMONG S&W SEED COMPANY, A NEVADA CORPORATION (THE "COMPANY"), AND THE SHAREHOLDERS LISTED ON THE SIGNATURE PAGES HERETO UNDER THE HEADING "SHAREHOLDERS" (EACH, A "SHAREHOLDER" AND COLLECTIVELY, THE "SHAREHOLDERS").

WHEREAS, the Company and certain purchasers (each, a "Purchaser", and collectively, the "Purchasers") have entered into a Securities Purchase Agreement (the "Purchase Agreement"), dated as December 30, 2014 (the "Subscription Date"), pursuant to which, among other things, the Company has agreed to issue and sell to the Purchasers, and the Purchasers have agreed to purchase, (i) senior secured convertible debentures of the Company (the "Debentures") pursuant to which the shares of the Company's common stock, par value $0.001 per share (the "Common Stock") may be issued and (ii) warrants which will be exercisable to purchase shares of Common Stock;

WHEREAS, as of the date hereof, and taking into account the issuance of 1,294,000 shares of Common Stock to MFP Partners, L.P. on or prior to the date hereof, the Shareholders own collectively 2,309,652 shares of Common Stock, which represent in the aggregate approximately 17.831% of the total issued and outstanding capital stock of the Company; and

WHEREAS, as a condition to the willingness of the Purchasers to enter into the Purchase Agreement and to consummate the transactions contemplated thereby (collectively, the "Transactions"), the Purchasers have required that each Shareholder agree, and in order to induce the Purchasers to enter into the Purchase Agreement, each Shareholder has agreed, to enter into this Agreement with respect to all the Common Stock now owned and which may hereafter be acquired by the Shareholders and any other securities, if any, which such Shareholder is currently entitled to vote, or after the date hereof, becomes entitled to vote, at any meeting of shareholders of the Company (the "Other Securities").

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

VOTING AGREEMENT OF THE SHAREHOLDERS

SECTION 1.01. Voting Agreement. Each Shareholder hereby agrees that at any meeting of the shareholders of the Company, however called, and in any action by written consent of the Company's shareholders, each of the Shareholders shall vote the Common Stock and the Other Securities: (a) in favor of the Shareholder Approval (as defined in the Purchase Agreement) as described in Section 4.11(c) of the Purchase Agreement; and (b) against any proposal or any other corporate action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Purchase Agreement or which could result in any of the conditions to the Company's obligations under the Purchase Agreement not being fulfilled. Each Shareholder acknowledges receipt and review of a copy of the Purchase Agreement and the other Transaction Documents (as defined in the Purchase Agreement).

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

Each Shareholder hereby represents and warrants, severally but not jointly, to each of the Purchasers as follows:

SECTION 2.01. Authority Relative to This Agreement. Each Shareholder has all necessary legal capacity, power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Shareholder and constitutes a legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, except (a) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws now or hereafter in effect relating to, or affecting generally the enforcement of creditors' and other obligees' rights, (b) where the remedy of specific performance or other forms of equitable relief may be subject to certain equitable defenses and principles and to the discretion of the court before which the proceeding may be brought, and (c) where rights to indemnity and contribution thereunder may be limited by applicable law and public policy.

SECTION 2.02. No Conflict. (a) The execution and delivery of this Agreement by such Shareholder does not, and the performance of this Agreement by such Shareholder shall not, (i) conflict with or violate any federal, state or local law, statute, ordinance, rule, regulation, order, judgment or decree applicable to such Shareholder or by which the Common Stock or the Other Securities owned by such Shareholder are bound or affected or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien, charge, pledge, option, security interest, encumbrance, tax, right of first refusal, preemptive right or other restriction (each, a "Lien") on any of the Common Stock or the Other Securities owned by such Shareholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Shareholder is a party or by which such Shareholder or the Common Stock or Other Securities owned by such Shareholder are bound.

(b) The execution and delivery of this Agreement by such Shareholder does not, and the performance of this Agreement by such Shareholder shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental entity by such Shareholder.

SECTION 2.03. Title to the Stock. As of the date hereof, each Shareholder is the owner of the number of shares of Common Stock set forth opposite its name on Appendix A attached hereto, entitled to vote, without restriction, on all matters brought before holders of capital stock of the Company, which Common Stock represents on the date hereof the percentage of the outstanding stock and voting power of the Company set forth on such Appendix. Such Common Stock represents all the securities of the Company owned, either of record or beneficially, by such Shareholder. Such Common Stock is owned free and clear of all Liens or

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limitations on such Shareholder's voting rights of any nature whatsoever. No Shareholder has appointed or granted any proxy, which appointment or grant is still effective, with respect to the Common Stock or Other Securities owned by such Shareholder.

ARTICLE III

COVENANTS

SECTION 3.01. No Disposition or Lien of Stock. Each Shareholder hereby covenants and agrees that, until the Shareholder Approval has been obtained, except as contemplated by this Agreement, such Shareholder shall not offer or agree to sell, transfer, tender, assign, hypothecate or otherwise dispose of, grant a proxy or power of attorney with respect to, or create or permit to exist any Lien or limitation on such Shareholder's voting rights of any nature whatsoever with respect to the Common Stock or Other Securities, directly or indirectly, initiate, solicit or encourage any person to take actions which could reasonably be expected to lead to the occurrence of any of the foregoing; provided, however, that any such Shareholder may assign, sell or transfer any Common Stock or Other Securities provided that any such recipient of the Common Stock or Other Securities has delivered to the Company and each Purchaser or other holder of Securities a written agreement in a form reasonably satisfactory to the Purchasers or other holders of Securities that the recipient shall be bound by, and the Common Stock and/or Other Securities so transferred, assigned or sold shall remain subject to this Agreement. The provisions of this Section 3.01 notwithstanding, the following dispositions shall be permitted without restriction throughout the term of this Agreement: (a) dispositions under any Rule 10b5-1 stock trading plans that are in effect as of September 1, 2014, provided that such Rule 10b5-1 stock trading plans are not amended, modified or changed on or after such date, except that Fred Fabre, a Shareholder, may make a one-time amendment to his Rule 10b5-1 stock trading plan as in effect on September 1, 2014 to lengthen the term thereof so long as there is no other amendment, change or modification thereto; (b) any sales of shares of Common Stock issuable upon exercise of stock options outstanding as of the Subscription Date that expire on March 9, 2015 and June 15, 2014, provided that such stock options are not amended, modified or changed on or after the Subscription Date; and (c) any dispositions pursuant to a final decree of a divorce or upon death of the Shareholder.

SECTION 3.02. Company Cooperation. The Company hereby covenants and agrees that it will not, and such Shareholder irrevocably and unconditionally acknowledges and agrees that the Company will not (and waives any rights against the Company in relation thereto), recognize any Lien or agreement on any of the Common Stock or Other Securities subject to this Agreement unless the provisions of Section 3.01 have been complied with. The Company agrees to use its reasonable best efforts to ensure that at any time in which any Shareholder Approval is required pursuant to Section 4.11(c) of the Purchase Agreement, it will cause holders of Common Stock or Other Securities representing the percentage of outstanding capital stock required to vote in favor of the Transactions in order for the Company to comply with its obligations under Section 4.11(c) of the Purchase Agreement to become party to and bound by the terms and conditions of this Agreement and the Common Stock and Other Securities held by such holders to be subject to the terms and conditions of this Agreement.

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ARTICLE IV

MISCELLANEOUS

SECTION 4.01. Further Assurances. Each Shareholder will execute and deliver such further documents and instruments and take all further action as may be reasonably necessary in order to consummate the transactions contemplated hereby.

SECTION 4.02. Specific Performance. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers or any other holder of Securities (without being joined by any other Purchaser or holder of Securities) and the Company will be entitled to specific performance under this Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained herein and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

SECTION 4.03. Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents.

SECTION 4.04. Amendment. The provisions of this Agreement may not be amended or waived, nor may this Agreement be terminated by the Company other than pursuant to the provisions of Section 4.07.

SECTION 4.05. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

SECTION 4.06. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any action or proceeding, any claim that it is not personally subject to

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the jurisdiction of any such court, that such action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address set forth on the signature pages to this Agreement (and service so made shall be deemed complete three days after the same has been posted) and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. Any Purchaser or other holder of Securities shall be entitled to its reasonable attorneys' fees in any action brought to enforce this Agreement in which it is the prevailing party. IN ANY ACTION OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

SECTION 4.07. Termination. This Agreement and the obligations of the parties hereunder shall terminate immediately following the occurrence of the Shareholder Approval.

[Signature Page Follows]

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IN WITNESS WHEREOF, each Shareholder and the Company has duly executed this Agreement.

THE COMPANY: S&W SEED COMPANY
	By:	/s/ Matt Szot
Name: Matt Szot
Title: Executive Vice President and Chief Financial Officer
Dated: December 30, 2014
	Address:	S&W Seed Company PO Box 235 Five Points, CA 93624

SHAREHOLDERS:
Name: Grover T. Wickersham
/s/ Grover T. Wickersham
(Signature)
Dated: December 30, 2014
	Address:	430 Cambridge Ave., Suite 100
Palo Alto, CA 94306

SHAREHOLDERS:
Name: Michael M. Fleming
/s/ Michael M. Fleming
(Signature)
Dated: December 30, 2014
	Address:	1201 Third Ave, Suite 3400
Seattle, WA 98101

SHAREHOLDERS:
Name: Charles B. Seidler
/s/ Charles B. Seidler
(Signature)
Dated: December 30, 2014
	Address:	23 Meridian Road
Rowayton, CT 06853

SHAREHOLDERS:
Name: Mark S. Grewal
/s/ Mark S. Grewal
(Signature)
Dated: December 29, 2014
	Address:	564 Philan Circle
Lemoore, CA 93245

SHAREHOLDERS:
Name: Mark James Harvey
/s/ Mark James Harvey
(Signature)
Dated: December 29, 2014
	Address:	33 Brownhill CRK Road
Mitcham, South Australia 5062

SHAREHOLDERS:
Name: Danielson B. Gardner
/s/ Danielson B. Gardner
(Signature)
Dated: December 29, 2014
	Address:	9621 Sherman Lane
Wilton, CA 95693

SHAREHOLDERS:
Name: Fred Fabre
/s/ Fred Fabre
(Signature)
Dated: December 28, 2014
	Address:	1309 Rancho Way
Woodland, CA 95695

SHAREHOLDERS:
Name: Matthew Szot
/s/ Matthew Szot
(Signature)
Dated: December 29, 2014
	Address:	7013 Cottail Place
Carlsbad, CA 92011

SHAREHOLDERS:
Name: William S. Smith
/s/ William S. Smith
(Signature)
Dated: December 29, 2014
Address:

SHAREHOLDERS:
Name: Daniel Z. Karsten
/s/ Daniel Z. Karsten
(Signature)
Dated: December 23, 2014
	Address:	Personal – 2946 Aspen Street Hanford, CA 93230
Office – 25552 S. Butte Five Points, CA 93624

SHAREHOLDERS:
Name: Glen D. Bornt
/s/ Glen D. Bornt
(Signature)
Dated: December 30, 2014
Address:

SHAREHOLDERS:
Name: Jury Bain Super Fund
/s/ Dennis Jury /s/ Deborah Anne Bain
(Signature)
Dated: December 30, 2014
	Address:	c/o Cleland McFarlane Selth Level 4, 190 Flinders Street Adelaide, South Australia, 5000

And
Dennis Charles Jury and Deborah Anne Bain as Joint Trustees for the Jury Bain Family Trust
/s/ Dennis Jury /s/ Deborah Anne Bain
(Signature)

	Address:	c/o Cleland McFarlane Selth Level 4, 190 Flinders Street Adelaide, South Australia, 5000

SHAREHOLDERS:
Name: MFP Partners, L.P.
/s/ Timothy E. Ladin
(Signature)
Dated: December 30, 2014	Timothy E. Ladin, General Counsel
	Address:	667 Madison Ave, 25th Floor
New York, NY 10065

APPENDIX A

Shareholder	Common Stock Owned	Percentage of Stock Outstanding(1)	Voting Percentage of Stock Outstanding
Glen D. Bornt	180,000	1.390%	1.390%
Fred Fabre	205,000	1.583%	1.583%
Michael M. Fleming	1,000	0.008%	0.008%
Danielson B. Gardner	--	--	--
Mark S. Grewal	89,762	0.693%	0.693%
Mark J. Harvey	188,000	1.451%	1.451%
Dennis C. Jury	128,217	0.990%	0.990%
Daniel Z. Karsten	--	--	--
Charles B. Seidler	48,680	0.376%	0.376%
William S. Smith	40,000	0.309%	0.309%
Matthew K. Szot	34,553	0.267%	0.267%
Grover T. Wickersham	100,440	0.775%	0.775%
Mark Wong	--	--	--
MFP Partners, L.P.	1,294,000	9.990%	9.990%

Total	2,309,652	17.831%	17.831%

(1) Based on 12,952,801 shares of Common Stock outstanding, which includes the issuance of 1,294,000 shares of Common Stock to MFP Partners, L.P. on or prior to the date hereof.